Exhibit (2)(r)(1)

John Hancock Code of Ethics

January 1, 2008

(revised March 8, 2016)

This is the Code of Ethics for the following:

John Hancock Advisers, LLC and

John Hancock Investment Management Services, LLC

(each, a “John Hancock Adviser”)

John Hancock Funds, LLC

John Hancock Distributors, LLC,

each open-end and closed-end fund advised by a John Hancock Adviser

(the “John Hancock Affiliated Funds”), and

John Hancock Worldwide Investors, PLC

(together, called “John Hancock”)

John Hancock is required by law to adopt a Code of Ethics. The purposes of a Code of Ethics are to ensure that companies and their “covered employees”1 comply with all applicable laws and to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment advisor and its clients. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence entrusted in us by demonstrating that at John Hancock, client interests come first.

The Code of Ethics (the “Code”) that follows represents a balancing of important interests. On the one hand, as registered investment advisers, the John Hancock Advisers owe a duty of undivided loyalty to their clients, and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in John Hancock. On the other hand, the John Hancock Advisers do not want to prevent conscientious professionals from investing for their own accounts where conflicts do not exist or that are immaterial to investment decisions affecting the John Hancock Advisers’ clients.

When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, covered employees owe a fiduciary duty to John Hancock clients. In most cases, this means that the affected employee will be required to forego conflicting personal securities transactions. In some cases, personal investments will be permitted, but only in a manner, which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting John Hancock client portfolios or taking unfair advantage of the relationship John Hancock employees have to John Hancock clients.

The Code contains specific rules prohibiting defined types of conflicts. Since every potential conflict cannot be anticipated by the Code, it also contains general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any covered employee who is in doubt about the applicability of the Code in a given situation seek a determination from Code of Ethics Administration or the Chief Compliance Officer about the propriety of the conduct in advance.

It is critical that the Code be strictly observed. Not only will adherence to the Code ensure that John Hancock renders the best possible service to its clients, it will help to ensure that no individual is liable for violations of law.

It should be emphasized that adherence to this policy is a fundamental condition of employment at John Hancock. Every covered employee is expected to adhere to the requirements of the Code despite any inconvenience that may be involved. Any covered employee failing to do so may be subject to disciplinary action, including financial penalties and termination of employment in conjunction with the John Hancock Schedule of Fines and Sanctions or as determined by Ethics Oversight Committee.

1 “Covered employees” includes all “access persons” as defined under Securities and Exchange Commission (“SEC”) Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and “supervised persons” as defined under SEC Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Table of Contents

Section 1: General Principles	1
Section 2: To Whom Does This Code Apply?	2
Access Person Designations	2
Section 3: Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions?	3
Preferred Brokerage Account Requirements	6
Section 4: Overview of Policies	7
Section 5: Policies in the Code of Ethics	8
John Hancock Affiliated Funds Reporting Requirement and Holding Period	8
Pre-clearance Requirement of Securities Transactions	9
Pre-clearance of IPOs, Private Placements and Limited Offerings	9
Pre-clearance of MFC securities	10
Preclearance of Gifts and Donations of covered securities	10
Pre-clearance Process	10
Ban on Short-Term Profits	11
Ban on IPOs	11
Ban on Speculative Transactions in MFC	12
Ban on ownership of publicly traded securities of sub-advisers	12
Ban on Restricted Securities	13
Excessive Trading	13
Disclosure of Private Placement Conflicts	13
Seven Day Blackout Period	14
Three Day Blackout Period	14
Restriction on Securities under Active Consideration	15
Exceptions	15
De Minimis Trading Rule	15
Market Cap Securities Exception	15
Trading in Exchange Traded Funds/Notes and Options on covered securities	15
Section 6: Policies outside of the Code of Ethics	16
MFC Code of Business Conduct & Ethics	16
John Hancock Gift & Entertainment Policy	16
John Hancock Insider Trading Policy	17
John Hancock Whistleblower Policy	17
Policy and Procedures Regarding Disclosure of Portfolio Holdings	18
Section 7: Reports and Other Disclosures outside the Code of Ethics	19
Broker Letter/Duplicate Confirm Statements	19
Investment Professional Disclosure of Personal Securities Conflicts	19
Section 8: Reporting Requirements and Other Disclosures inside the Code of Ethics	20
Initial/Annual Brokerage Holdings Report	20
Quarterly Brokerage Account & Transaction Certification	20
Annual Certification of Code of Ethics	21
Reporting of Gifts, Donations, and Inheritances	22

i

ii

1)	General Principles

Each covered person within the John Hancock organization is responsible for maintaining the very highest ethical standards when conducting our business.

This means that:

• You have a fiduciary duty at all times to place the interests of our clients and fund investors first.

• All of your personal securities transactions must be conducted consistent with the provisions of the Code that apply to you and in such a manner as to avoid any actual or potential conflict of interest or other abuse of your position of trust and responsibility.

• You should not take inappropriate advantage of your position or engage in any fraudulent or manipulative practice (such as front-running or manipulative market timing) with respect to our clients’ accounts or fund investors.

• You must treat as confidential any information concerning the identity of security holdings and financial circumstances of clients or fund investors.

• You must comply with all applicable federal securities laws, which, for purposes of the Code, means the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 , the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.

• You must promptly report any violation of the Code that comes to your attention to the Chief Compliance Officer of your company – see Appendix G.

It is essential that you understand and comply with the general principles, noted above, in letter and in spirit as no set of rules can anticipate every possible problem or conflict situation.

As described in section 12: “Interpretation and Enforcement” on page 24 of the Code, failure to comply with the general principles and the provisions of the Code may result in disciplinary action, including termination of employment.

2)	To Whom Does This Code Apply?

This Code applies to you if you are:

•	a director, officer or other “Supervised Employee”[2] of a John Hancock Adviser;

•	an interested director, officer or access person[3] of John Hancock Funds, LLC, John Hancock Distributors, LLC, or a John Hancock open-end or closed-end fund registered under the 1940 Act and are advised by a John Hancock Adviser;[4]

•	an employee of Manulife Financial Corporation (“MFC”) or its subsidiaries who participates in making recommendations for, or receives information about, portfolio trades or holdings of the John Hancock Affiliated Funds. The preceding excludes John Hancock Asset Management (U.S.) and John Hancock Asset Management (N.A.), and Declaration Management and Research, LLC each of whom have adopted their own code of ethics in accordance with Rule 204A-1 under the Advisers Act.

Please note that if a policy described below applies to you, it also applies to all accounts over which you have a beneficial interest. Normally, you will be deemed to have a beneficial interest in your personal accounts, those of a spouse, "significant other," minor children or family members sharing the same household, as well as all accounts over which you have discretion or give advice or information. “Significant others” are defined for these purposes as two people who (1) share the same primary residence; (2) share living expenses; and (3) are in a committed relationship and intend to remain in the relationship indefinitely.

There are three categories for persons covered by the Code, taking into account their positions, duties and access to information regarding fund portfolio trades. You have been notified about which of these categories applies to you, based on Code of Ethics Administration’s understanding of your current role. If you have a level of investment access beyond your assigned category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to notify Code of Ethics Administration.

Access Person Designations: The basic definitions of three categories, with examples, are provided below. The more detailed definitions of each category are attached as Appendix A.

2 A “Supervised Employee” is defined by the Advisers Act to mean a partner, officer, director (or other person occupying a similar status or performing similar functions) or employee, as well as any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control. However, in reliance on the Prudential no-action letter, John Hancock does not treat as a “Supervised Employee” any of its “non-advisory personnel”, as defined below.

In reliance on the Prudential no-action letter, John Hancock treats as an “Advisory Person” any “Supervised Employee” who is involved, directly, or indirectly, in John Hancock Financial Services investment advisory activities, as well as any “Supervised Employee” who is an “Access Person.” John Hancock treats as “non-advisory personnel”, and does not treat as a “Supervised Person”, those individuals who have no involvement, directly or indirectly, in John Hancock investment advisory activities, and who are not “Access Persons.”

3 You are an “Access Person” if you are a “Supervised Person” who has access to non-public information regarding any client’s purchase or sale of securities, or non-public information regarding the portfolio holdings of any John Hancock Affiliated Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

4 Disinterested Trustees of John Hancock open-end and closed-end funds registered under the 1940 Act and advised by a John Hancock Adviser are subject to a separate Code of Ethics adopted by the Board of Trustees.

“Access Level I” Investment Access	“Access Level II” Regular Access	“Access Level III” Periodic Access

A person who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or account.

Examples:

•      Portfolio Managers

•      Analysts

•      Traders

A person who, in connection with his/her regular functions or duties, has regular access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund or who is involved in making securities recommendations to clients, or who has regular access to such recommendations that are nonpublic

Examples:

•      Office of the Chief  Compliance Officer

•      Fund Administration

•      Investment Management  Services,

•      Administrative Personnel for  Access Level I Persons

•      Technology Resources  Personnel

•      Private Client Group  Personnel

A person who, in connection with his/her regular functions or duties, has periodic access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund.

Examples:

•      Legal Staff

•      Marketing

•      Product Development

•      E-Commerce

•      Corporate Publishing

•      Administrative Personnel for  Access Level II Persons

3)	Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions?

If the Code describes “Personal Trading Requirements” (i.e., John Hancock Mutual Fund reporting requirement and holding period, the pre-clearance requirement, the ban on short-term profits, the ban on IPOs, the disclosure of private placement conflicts and the reporting requirements) that apply to your access category as described above, then the requirements apply to trades for any account in which you have a beneficial interest. Normally, this includes your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. This includes all brokerage accounts that contain securities (including brokerage accounts that only contain securities exempt from reporting, e.g., brokerage accounts holding shares of non- affiliated mutual funds).

This also includes all accounts holding John Hancock Affiliated Funds as well as accounts in the MFC Global Share Ownership Plan.

Accounts over which you have no direct or indirect influence or control are exempt. To prevent potential violations of the Code, you are strongly encouraged to request clarification for any accounts that are in question.

These personal trading requirements do not apply to the following securities:

•	Direct obligations of the U.S. government (e.g., treasury securities) and indirect obligations of the U.S. government having less than one year to maturity;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

•	Shares issued by money market funds and all other open-end mutual funds registered under the 1940 Act that are not advised or subadvised by a John Hancock Adviser or another Manulife entity5;

•	Commodities and options and futures on commodities;

•	Swaps on commodities; and

•	Securities in accounts over which you have no direct or indirect influence or control. For discretionary accounts this is defined as:
1)	Not being able to suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities;
2)	Not being able to direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities; and
3)	You did not consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in your account.

Except as noted above, the Personal Trading Requirements apply to all securities, including:

•	Stocks; including MFC Shares held in your Global Share Ownership Plan

•	Bonds;

•	Government securities that are not direct obligations of the U.S. government, such as Fannie Mae, or municipal securities, in each case that mature in more than one year;

•	John Hancock Affiliated Funds;[4]

•	Closed-end funds;

•	Options on securities, on indexes, and on currencies;

•	Swaps on securities, on indexes, and on currencies;

•	Limited partnerships;

•	Exchange traded funds and notes;

•	Domestic unit investment trusts;

•	Non-US unit investment trusts and Non-US mutual funds;

•	Private investment funds and hedge funds; and

•	Futures, investment contracts or any other instrument that is considered a “security” under the Securities Act of 1933.

4 Different requirements apply to shares of John Hancock Affiliated Funds. See the section titled “Reporting Requirement and Holding Period for positions in John Hancock Affiliated Funds” on page 7 of this Code. A list of Affiliated Funds can be found within the document section of your employee work center on the Personal Trade Control Center System (PTCC)

Preferred Brokerage Account Requirements:

This rule applies to new access persons commencing employment after January 1, 2008, plus any new brokerage accounts established by existing access persons.

While employed by John Hancock, you must maintain your accounts at one of the preferred brokers approved by John Hancock. Please find the list of preferred brokers in Appendix B.

Exceptions: With approval from Code of Ethics Administration, you can maintain a brokerage account at a broker-dealer other than the ones listed above if any of the following applies:

•	it contains only securities that can't be transferred;

•	it exists solely for products or services that one of the above broker/dealers cannot provide;

•	it exists solely because your spouse's or significant other’s employer also prohibits external covered accounts;

•	it is managed by a third-party registered investment adviser;

•	it is restricted to trading interests in non-Hancock 529 College Savings Plans;

•	it is associated with an ESOP (employee stock option plan) or an ESPP (employee stock purchase plan) in which a related covered person is the participant;

•	it is required by a direct purchase plan, a dividend reinvestment plan, or an automatic investment plan with a public company in which regularly scheduled investments are made or planned;

•	it is required by a trust agreement;

•	it is associated with an estate of which you are the executor, but not a beneficiary, and your involvement with the account is temporary; or

•	transferring the account would be inconsistent with other applicable rules.

What do I need to do to comply?

Upon designation as an Access Person, you have 45 calendar days to (i) qualify any non-compliant account as an exempt account or (ii) transfer all assets to a preferred broker and close the non- compliant account. You will need to contact Code of Ethics Administration to obtain an exemption request form to submit a request for permission to maintain a brokerage account with a broker/dealer not on John Hancock’s preferred broker list.

4)	Overview of Policies

	Access Level I Person	Access Level II Person	Access Level III Person
General principles	Yes	Yes	Yes
Reporting requirement and holding period for positions in John Hancock Affiliated Funds	Yes	Yes	Yes
Pre-clearance requirement	Yes	Yes	Limited
Pre-clearance requirement for initial public offerings (“IPOs”)	Prohibited	Yes	Yes
Pre-clearance requirement on private placements/ limited offerings	Yes	Yes	Yes
Ban on IPOs	Yes	No	No
Ban on short-term profits	Yes	Yes	No
Fund trade blackout period rule	Yes	Yes	No
Ban on speculative trading in MFC stock	Yes	Yes	Yes
Ban on ownership of publicly traded subadvisers and controlling parent	Yes	Yes	No
Reporting of gifts, donations, and inheritances	Yes	Yes	Yes
Duplicate confirms & statements	Yes	Yes	Yes
Initial & annual certification of the Code	Yes	Yes	Yes
Initial & annual holdings reporting	Yes	Yes	Yes
Quarterly personal transaction reporting	Yes	Yes	Yes
Disclosure of private placement conflicts	Yes	No	No
MFC Code of Business Conduct & Ethics John Hancock Gift & Entertainment Policy for the Advisers John Hancock Insider Trading Policy	Yes	Yes	Yes
	Yes	Yes	Yes
	Yes	Yes	Yes

John Hancock Whistleblower Policy Policy and Procedures Regarding Disclosure of Portfolio Holdings Investment Professional Personal Security Ownership Disclosure	Yes	Yes	Yes
	Yes	Yes	Yes
	Yes	No	No

5)	Policies in the Code of Ethics

John Hancock Affiliated Funds Reporting Requirement and Holding Period

Applies to: All Access Levels

You must follow the reporting requirement and the holding period requirement specified below if you purchase either:

• a “John Hancock Mutual Fund” (i.e., a 1940 Act mutual fund that is advised or sub-advised by a John Hancock Adviser or by another Manulife entity); or

• a “John Hancock Variable Product” (i.e., contracts funded by insurance company separate accounts that use one or more portfolios of John Hancock Variable Insurance Trust).

The reporting requirement and the holding period requirement for positions in John Hancock Affiliated Funds do not include John Hancock money market funds and any dividend reinvestment, payroll deduction, systematic investment/withdrawal and/or other program trades.

Reporting Requirement: You must report your holdings and your trades in a John Hancock Affiliated Fund held in an outside brokerage account. This is not a pre-clearance requirement—you can report your holdings after you trade by submitting duplicate confirmation statements to Code of Ethics Administration. You must also make sure that your holdings in a John Hancock Affiliated Fund are included in your Initial Holdings Report (upon hire or commencement of access designation).

If you purchase a John Hancock Variable Product, you must notify Code of Ethics Administration of your contract or policy number.

Code of Ethics Administration will rely on the operating groups of the John Hancock Affiliated Funds for administration of trading activity, holdings and monitoring of market timing policies;. i.e. John Hancock Signature Services, Inc. and the contract administrators supporting the John Hancock variable products, for the retail mutual funds and registered insurance products, respectively.

Holding Requirement: You cannot profit from the purchase and sale of a John Hancock Mutual Fund within 30 calendar days. The purpose of this policy is to address the risk, real or perceived, of manipulative market timing or other abusive practices involving short-term personal trading in the John Hancock Affiliated Funds. Any profits realized on short-term trades must be surrendered by check payable to John Hancock Advisers, LLC, which will be contributed to a charity of its choice. You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or for sales due to hardship reasons (such as unexpected medical expenses) by sending an e-mail to the Chief Compliance Officer of your company.

A list of Affiliated Funds can be found within the document section of your employee work center on the Personal Trade Control Center System (PTCC)

Pre-clearance Requirement of Securities Transactions

Applies to: Access Level I Persons, Access Level II Persons Also, for a limited category of trades: Access Level III Persons

Access Level I Persons and Access Level II Persons: If you are an Access Level I Person or Access Level II Person, you must “pre-clear” (i.e., receive advance approval of) any personal securities transactions in the categories described in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions” on page 4 of the Code.

Due to this pre-clearance requirement, participation in investment clubs and special orders, such as “good until canceled orders” and “limit orders,” are prohibited.

Place day orders only, i.e., orders that automatically expire at the end of the trading session. Be sure to check the status of all orders at the end of the trading day and cancel any orders that have not been executed. If any Access Person leaves an order open and it is executed the next day (or later), the transaction will constitute a violation of the Code by the Access

Person.

Limited Category of Trades for Access Level III Persons: If you are an Access Level III Person, you must pre-clear transactions in securities of any closed-end funds and exchange traded funds advised by a John Hancock Adviser, as well as transactions in IPOs, private placements and limited offerings. An Access level III Person is not required to pre-clear other trades. However, please keep in mind that an Access level III Person is required to report covered securities transactions after every trade (even those that are not required to be pre-cleared) by requiring your broker to submit duplicate confirmation statements, as described in section 7: “Reports and Other Disclosures outside the Code of Ethics.”

Pre-clearance of IPOs, Private Placements and Limited Offerings Pre-clearance requests for these securities require some special considerations—the decision will take into account whether, for example: (1) the investment opportunity should be reserved for John Hancock clients; and (2) is it being offered to you because of your position with John Hancock. A separate procedure should be followed for requesting pre-clearance on these securities. See Appendix C.

Pre-clearance of MFC securities:

Applies to: Access Level I Persons, Access Level II Persons

All personal transactions in MFC securities including stock, company issued options, sell transactions in the MFC Global Share Ownership Plan, and any other securities such as debt must be pre-cleared.

Preclearance of Gifts and Donations of covered securities:

Applies to: Access Level I Persons, Access Level II Persons

If you gift or donate shares of a reportable security it is considered a sale and you must receive preclearance approval. You must also ensure that the transaction is properly reported on your next quarterly transaction certification.

If denied, relief may be available with appeal to Code of Ethics Administration.

Pre-clearance Process:

You may pre-clear a trade through the Personal Trading Control Center (PTCC) System by following the steps outlined in the pre-clearance procedures, which are attached in Appendix C.

Please note that:

• You may not trade until clearance approval is received.

• Clearance approval is valid only for the date granted (i.e. the pre-clearance requested date and the trade date should be the same).

• A separate procedure should be followed for requesting pre-clearance of an IPO, a private placement, a limited offering as detailed in Appendix C.

Code of Ethics Administration must maintain a five-year record of all pre-clearances of private placement purchases by Access Level I Persons, and the reasons supporting the clearances.

The pre-clearance policy is designed to proactively identify potential “problem trades” that raise front-running, manipulative market timing or other conflict of interest concerns (example: when an Access Level II Person trades a security on the same day as a John Hancock Affiliated Fund).

Certain transactions in securities that would normally require pre-clearance are exempt from the pre- clearance requirement in the following situations: (1) shares are being purchased as part of an automatic investment plan; (2) shares are being purchased as part of a dividend reinvestment plan; or (3) transactions are being made in an account over which you have designated a third party as having sole discretion to trade (you must have approval from the Chief Compliance Officer to establish a discretionary account).

Ban on Short-Term Profits

Applies to: Access Level I Persons, Access Level II Persons

If you are an Access Level I Person or Access Level II Person, you cannot profit from the purchase and sale (or sale and purchase) of the same (or equivalent) securities within 60 calendar days. This applies to any personal securities trades in the categories described in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions” on page 4 of the Code, except for personal security trades of John Hancock Affiliated Funds which you cannot profit from within 30 days.

You may invest in derivatives, excluding certain equity options on MFC securities6 or sell short provided the transaction period exceeds the 60-day holding period

Remember, if you donate or gift a security, it is considered a sale and is subject to this rule. This restriction does not apply to trading within a sixty calendar day period if you do not realize a profit.

The purpose of this policy is to address the risk, real or perceived, of front-running, manipulative market timing or other abusive practices involving short-term personal trading. Any profits in excess of $100.00 realized on short-term trades must be surrendered by check payable to John Hancock Advisers, LLC, which will be contributed to a charity of its choice

You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or for sales due to hardship reasons (such as unexpected medical expenses) from Code of Ethics Administration. In addition, transactions in securities with the following characteristics will typically be granted an exemption from this provision.

Market Cap Securities Exception: Pre-clearance requests in a security with a market capitalization of $5 billion or more would in most cases not be subject to the Ban on Short Term Profits because management has determined that transactions in these types of companies do not typically present any conflict of interest to the John Hancock Affiliated Funds.

Ban on IPOs

Applies to: Access Level I Persons

If you are an Access Level I Person, you may not acquire securities in an IPO. You may not purchase any newly-issued securities until the next business (trading) day after the offering date. This applies to any personal securities trades in the categories described above in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions.”

There are two main reasons for this prohibition: (1) these purchases may suggest that persons have taken inappropriate advantage of their positions for personal profit; and (2) these purchases may create at least the appearance that an investment opportunity that should have been available to the John Hancock Affiliated Funds was diverted to the personal benefit of an individual employee.

You may request an exemption for certain investments that do not create a potential conflict of interest, such as: (1) securities of a mutual bank or mutual insurance company received as compensation in a demutualization and other similar non-voluntary stock acquisitions; (2) fixed rights offerings; or (3) a family member’s participation as a form of employment compensation in their employer’s IPO.

Ban on Speculative Transactions in MFC

Applies to: All Access Levels

All covered employees under this code are prohibited from engaging in speculative transactions involving securities of MFC, since these transactions might be seen as evidencing a lack of confidence in, and commitment to, the future of MFC or as reducing the incentive to maximize the performance of MFC and its stock price. Accordingly, all covered employees, as well as their family members, are prohibited from entering into any transaction involving MFC securities for their personal account which falls into the following categories:

1.	Short sales of MFC securities

2.	Buying put options or selling call options on MFC securities

Ban on ownership of securities of subadvisers

Applies to: Access Level I and Access Level II Persons

As an Access Level I or Access Level II Person you are prohibited from purchasing securities of any subadviser of a John Hancock Affiliated Fund.

MFC securities are excluded from this prohibition for Access Level I & Access Level II Persons.

The current subadvisers that are prohibited are Pzena Investment Management, Inc. (PZN) and T.

Rowe Price Group, Inc. (TROW).

Ban on Restricted Securities

Applies to: All Access Levels

No pre-clearance will be approved for securities appearing on the John Hancock Restricted List. Securities are placed on the Restricted List if:

▪	John Hancock or a member of John Hancock has received material non-public inside information on a security or company; or
▪	In the judgment of the Legal Department, or Chief Compliance Officer circumstances warrant addition of a security to this list

The Restricted List is a confidential list of companies that is maintained for those access persons subject to this Code after taking into consideration the applicability of other restricted lists among the affiliated advisers.

Excessive Trading

Applies to: All Access Levels

While active personal trading may not in and of itself raise issues under applicable laws and regulations, we believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by Code of Ethics Administration to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

An Access Person effecting more than 45 trades in a quarter, or redeeming shares of a John Hancock Affiliated Fund within 30 days of purchase, should expect additional scrutiny of his or her trades and he or she may be subject to limitations on the number of trades allowed during a given period.

Disclosure of Private Placement Conflicts

Applies to: Access Level I Persons

If you are an Access Level I Person and you own securities purchased in a private placement, you must disclose that holding when you participate in a decision to purchase or sell that same issuer’s securities for a John Hancock Affiliated Fund. This applies to any private placement holdings in the categories described above in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions” on page 4 of the Code. Private placements are securities exempt from SEC registration under section 4(2), section 4(6) and/or rules 504 –506 under the Securities Act.

The investment decision must be subject to an independent review by investment personnel with no personal interest in the issuer.

The purpose of this policy is to provide appropriate scrutiny in situations in which there is a potential conflict of interest.

Seven Day Blackout Period

Applies to: Access Level I Persons

An Access Level I Person is prohibited from buying or selling a security within seven calendar days before and after that security is traded for a fund that the Person manages unless no conflict of interest exists in relation to that security as determined by Code of Ethics Administration. If a conflict exists, Code of Ethics will report conflict to Ethics Oversight Committee for review.

In addition, Access Level I Persons are prohibited from knowingly buying or selling a security within seven calendar days before and after that security is traded for a John Hancock Affiliated Fund unless no conflict of interest exists in relation to that security. This applies to any personal securities trades in the categories described above in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions” on page 4 of the Code. If a John Hancock Affiliated Fund trades in a security within seven calendar days before or after an Access Level I Person trades in that security, the Person may be required to demonstrate that he or she did not know that the trade was being considered for that John Hancock Affiliated Fund.

You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security (as determined by Code of Ethics Administration Any profits realized on trades determined by Code of Ethics Administration to be in violation of this policy must be surrendered by check payable to John Hancock Advisers, LLC, which will be contributed to a charity of its choice.

Three Day Blackout Period

Applies to: Access Level II Persons

An Access Level II Person is prohibited from knowingly buying or selling a security within three calendar days before and after that security is traded for a John Hancock Affiliated Fund unless no conflict of interest exists in relation to that security as determined by Code of Ethics Administration which essentially requires the access person to demonstrate that they were not aware of the trade being considered for the John Hancock Affiliated Fund.

If a conflict exists, Code of Ethics will report the conflict to the CCO or his or her designee. The CCO will then determine if the matter should be brought to the attention of the Ethics Oversight Committee for review.

This applies to any personal securities trades in the categories described above in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions” on page 4 of the Code.

You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security as determined Code of Ethics Administration. Any profits realized on trades determined to be in violation of this policy must be surrendered by check payable to John Hancock Advisers, LLC, which will be contributed to a charity of its choice.

Restriction on Securities under Active Consideration

Applies to: Access Level I & Access Level II Persons

Access Level I Persons and Access Level II Persons are prohibited from buying or selling a security if the security is being actively traded by a John Hancock Affiliated Fund.

Exceptions:

The Personal Trading and Reporting System will utilize the following exception criteria when determining approval or denial of pre-clearances requests:

De Minimis Trading Rule: Pre-clearance requests for 500 shares or less of a particular security with a market value of $25,000.00 or less, aggregated daily, would, in most cases, not be subject to the blackout period restrictions and the restriction on actively traded securities because management has determined that transactions of this size do not typically present any conflict of interest as long as the requestor is not associated with the conflicting fund or account.

Market Cap Securities Exception: Pre-clearance requests in a security with a market capitalization of $5 billion or more would in most cases except where another conflict occurs such as frontrunning violation, not be subject to the blackout period restrictions and the restriction on actively traded securities because management has determined that transactions in these types of companies do not typically present any conflict of interest as long as the requestor is not associated with the conflicting fund or account.

Trading in Exchange Traded Funds/Notes and Options on covered securities

Exchange Traded Funds, Exchange Traded Notes and Options on covered securities are required to receive pre-clearance approval prior to trading. However if the Exchange Traded Fund/Note or Option has an average market capitalization of $5 billion or more; or is based on a non-covered security; or is based on one of the following broad based indices it will be treated as a market cap exception security, in each case provided it is not a John Hancock Affiliated Fund.

•	the S&P 100, S&P Midcap 400, S&P 500, FTSE 100, and Nikkei 225;
•	Direct obligations of the U.S. Government (e.g., treasury securities)
•	Indirect obligations of the U.S. Government with a maturity of less than 1 year (GNMA)
•	Commodities;
•	Foreign currency

6)	Policies Outside of the Code of Ethics

The John Hancock Affiliated Funds have certain policies that are not part of the Code, but are equally important:

MFC Code of Business Conduct & Ethics

Applies to: All Covered Employees

The MFC Code of Business Conduct and Ethics (the “MFC Code”) provides standards for ethical behavior when representing the Company and when dealing with employees, field representatives, customers, investors, external suppliers, competitors, government authorities and the public.

The MFC Code applies to directors, officers and employees of MFC, its subsidiaries and controlled affiliates. Sales representatives and third party business associates are also expected to abide by all applicable provisions of the MFC Code and adhere to the principles and values set out in the MFC Code when representing Manulife to the public or performing services for, or on behalf of, Manulife.

Other important issues in the MFC Code include:

▪	MFC values – P.R.I.D.E.;

▪	Ethics in workplace;

▪	Ethics in business relationships;

▪	Misuse of inside information;

▪	Receiving or giving of gifts, entertainment or favors;

▪	Misuse or misrepresentation of your corporate position;

▪	Disclosure of confidential or proprietary information;

▪	Disclosure of outside business activities;

▪	Antitrust activities; and

▪	Political campaign contributions and expenditures relating to public officials.

John Hancock Gift & Entertainment Policy

Applies to: All Covered Employees

You are subject to the Gift and Entertainment Policy for the John Hancock Advisers which is designed to prevent the appearance of an impropriety, potential conflict of interest or improper payment.

The Gift & Entertainment Policy covers many issues relating to giving and accepting of gifts and entertainment when dealing with business partners, such as:

▪	Gift & Business Entertainment Limits
▪	Restrictions on Gifts & Entertainment
▪	Reporting of Gifts & Entertainment

John Hancock Insider Trading Policy

Applies to: All Covered Employees

The antifraud provisions of the federal securities laws generally prohibit persons with material non- public information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. While Access Level I Persons are most likely to come in contact with material non-public information, the rules (and sanctions) in this area apply to all persons covered under this code and extend to activities both related and unrelated to your job duties.

The John Hancock Insider Trading Policy (the “Insider Trading Policy”) covers a number of important issues, such as:

•	Possession of material non-public information
•	The misuse of material non-public information
•	Restricting access to material nonpublic information

John Hancock Whistleblower Policy

Applies to: All Covered Employees

The Committees of the mutual funds’ Board of Trustees investigate improprieties or suspected improprieties in the operations of the Funds and has established procedures for the confidential, anonymous submission by employees of John Hancock Advisers, LLC and John Hancock Investment Management Services, LLC. (collectively the “Advisers”) or any other provider of services to the Funds or Advisers of complaints regarding accounting, internal accounting controls, auditing matters or violations of the securities laws.

The objective of this policy is to provide a mechanism by which complaints and concerns regarding accounting, internal accounting controls, auditing matters or violations of securities law may be raised and addressed without the fear or threat of retaliation. The funds desire and expect that the employees and officers of the Advisers, or any other service provider to the funds will report any complaints or concerns they may have regarding accounting, internal accounting controls or auditing matters.

Persons may submit complaints or concerns to the attention of funds’ Chief Compliance Officer by sending a letter or other writing to the funds’ principal executive offices, by telephone call to or an email to the Ethics Hotline, Ethics Hotline can be reached at 1-866-294-9534, or through the Ethicspoint website at www.manulifeethics.com. The Ethics Hotline and Ethicspoint website are operated by an independent third party, which maintains the anonymity of all complaints.

Complaints and concerns may be made anonymously to the funds’ Chief Compliance Officer. In addition any complaints or concerns may also be communicated anonymously, directly to the respective Committee’s Chairperson. Furthermore, nothing in this policy prohibits reporting possible violations of applicable law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation.

Policy and Procedures Regarding Disclosure of Portfolio Holdings

Applies to: All Covered Employees

It is our policy not to disclose nonpublic information regarding Fund portfolio holdings except in the limited circumstances noted in this Policy. You can only provide nonpublic information regarding portfolio holdings to any person, including affiliated persons, on a “need to know” basis (i.e., the person receiving the information must have a legitimate business purpose for obtaining the information prior to it being publicly available and you must have a legitimate business purpose for disclosing the information in this manner). We consider nonpublic information regarding Fund portfolio holdings to be confidential and the intent of the policy and procedures is to guard against selective disclosure of such information in a manner that would not be in the best interest of Fund shareholders.

A listing of other corporate and divisional policies with which you should be familiar is listed in Appendix D.

7)	Reports and Other Disclosures outside the Code of Ethics

Broker Letter/Duplicate Confirm Statements

Applies to: All Access Levels

In accordance with Rule 17j-1(d) (2) under the 1940 Act and Rule 204A-1(b) under the Advisers Act, you are required to report to Code of Ethics Administration each transaction in any reportable security. This applies to any personal securities trades in the categories described above in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions” on page 3 of the Code, as well as trades in John Hancock Affiliated Funds.

To comply with these rules noted above you are required by this Code and by the Insider Trading Policy to inform your broker-dealer that you are employed by a financial institution. Your broker- dealer is subject to certain rules designed to prevent favoritism toward your accounts. You may not accept negotiated commission rates that you believe may be more favorable than the broker grants to accounts with similar characteristics.

When a brokerage account in which you have a beneficial interest is opened you must do the following before any trades are made:

•	Notify the broker-dealer with which you are opening an account that you are an employee of John Hancock;

•	Notify the broker-dealer if you are registered with the Financial Industry Regulatory Authority (the successor to the National Association of Securities Dealers) or are employed by John Hancock Funds, LLC or John Hancock Distributors, LLC

•	Notify Code of Ethics Administration, in writing, to disclose the new brokerage account before you place any trades,

Code of Ethics Administration will notify the broker-dealer to have duplicate confirmations of any trade, as well as statements or other information concerning the account, sent to John Hancock Financial Services Attention: General Funds Compliance, 197 Clarendon Street, C-03-13, Boston, MA 02116

Code of Ethics Administration may rely on information submitted by your broker as part of your reporting requirements under the Code.

Investment Professional Disclosure of Personal Securities Conflicts

Applies to: Access Level I

As an investment professional, you must promptly disclose your direct or indirect beneficial interest in a security that is under consideration for purchase or sale in a John Hancock Affiliated Fund or account. See Appendix E.

8)	Reporting Requirements and Other Disclosures inside the Code of Ethics

Initial/Annual Brokerage Holdings Report

Applies to: All Access Levels

In accordance with Rule 17j-1(d) under the 1940 Act and Rule 204A-1(b) under the Advisers Act; you must file an initial holdings report within 10 calendar days after becoming an Access Person. The information must be current as of a date no more than 45 days prior to your becoming an Access Person.

In addition, on an annual basis you must also certify to an annual holdings report within 45 calendar days after the required certification date determined by Code of Ethics Administration. The information in the report must be current as of a date no more than 45 days prior to the date the report is submitted. This applies to any personal securities holdings in the categories described in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Restrictions” found on page 3 of the Code. It also includes holdings in John Hancock Affiliated Funds, including holdings in the John Hancock 401(k) plan.

You will receive an annual holdings certification request from Code of Ethics Administration. Your annual holdings certification requirement will ask you to log into the Personal Trading Control Center (PTCC), https://hancock.complysci.com to certify that the system has accurately captured all your reportable security holdings as of the certification date.

Holdings in John Hancock Affiliated Funds & Variable Products must be reported, regardless of where they are held.

Holdings in your Global Share Ownership program of Manulife Financial Corporation, Inc. (MFC) stock must be reported.

Even if you have no holdings to report you will be asked to complete this requirement.

Quarterly Brokerage Account & Transaction Certification

Applies to: All Access Levels

In accordance with Rule 17j-1(d) under the 1940 Act and Rule 204A-1(b) under the Advisers Act, on a quarterly basis, all access persons are required to certify to a listing of brokerage accounts and all transactions in these brokerage accounts, as well as transactions in John Hancock Affiliated Funds, have been effected in accordance with the Code. Within 30 calendar days after the end of each calendar quarter, you will be asked to log into the Personal Trading Control Center (PTCC) System to certify that the system has accurately captured all brokerage accounts and the covered security transactions in these accounts for the preceding calendar quarter.

All transactions in John Hancock Affiliated Funds and Variable Products must be reported. . Only voluntary transactions, such as fund exchanges, need to be reported for transactions in your John Hancock 401(k) Savings account.

Global Share Ownership Plan:

Only sell transactions of MFC stock in your Global Share Ownership plan need to be reported.

Even if you have no accounts or transactions to report you will be asked to complete the certification.

For each contract or account you must certify that the following information is captured accurately:

•	Account number
•	Account registration
•	Brokerage Firm

For each transaction required to be reported you must certify the following information was captured accurately:

•	the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

•	the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

•	the price at which the transaction was effected;

•	the name of the broker, dealer or bank with or through which the transaction was effected; and

Annual Certification of Code of Ethics

Applies to: All Access Levels

At least annually (or additionally when the Code has been materially changed), you must provide a certification at a date designated by Code of Ethics Administration that you:

(1)	have read and understood the Code;

(2)	recognize that you are subject to its policies; and

(3)	have complied with its requirements.

You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the Code.

Reporting of Gifts, Donations, and Inheritances

Applies to: All Access Levels

•	For Access Level III Persons: If you gift or donate shares of a reportable security it is considered a sale and you must notify Code of Ethics Administration of the gift or donation on the date given. You must also make sure the transaction is properly reported on your next quarterly transaction certification.

•	If you receive a gift or inherit a reportable security you must report the new holding to Code of Ethics Administration within 30 days of receipt and you must ensure the holding is properly reported on your next annual holdings certification.

9) Subadviser Compliance

A subadviser to a John Hancock Affiliated Fund has a number of code of ethics responsibilities:

•	The sub-adviser must have adopted their own code of ethics in accordance with Rule 204A-1(b) under the Advisers Act which has been approved by the Board of Trustees

•	On a quarterly basis, each sub-adviser certifies compliance with their code of ethics or reports material violations if such have occurred; and

•	Each sub-advisor must report quarterly to the Chief Compliance Officer, any material changes to its code of ethics

Adoption and Approval

The Board of a John Hancock Affiliated Fund, including a majority of the Fund’s Independent Board Members, must approve the code of ethics of the Fund’s adviser, subadviser or principal underwriter (if an affiliate of the underwriter serves as a Board member or officer of the Fund or the adviser) before initially retaining its services.

Any material change to a code of ethics of a subadviser to a fund must be approved by the Board of the John Hancock Affiliated Fund, including a majority of the Fund’s Independent Board Members,

no later than six months after adoption of the material change.

The Board may only approve the code if they determine that the code:

•	contains provisions reasonably necessary to prevent the subadviser’s Access Persons (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from engaging in any conduct prohibited by Rule 17j-1 and 204A-1;

•	requires the subadviser’s Access Persons to make reports to at least the extent required in Rule 17j-1(d) and Rule 204A-1(b);

•	requires the subadviser to institute appropriate procedures for review of these reports by management or compliance personnel (as contemplated by Rule 17j-1(d)(3) and Rule 204 A- 1(a)(3);

•	provides for notification of the subadviser’s Access Persons in accordance with Rule 17j-1(d)(4) and Rule 204A-1(a)(5);

•	requires the subadviser’s Access Persons who are Investment Personnel to obtain the pre- clearances required by Rule 17j-1(e); and

•	requires the subadviser’s Access Persons to obtain the pre-clearances required by Rule 204A- 1(c)

The Chief Compliance Officer of the John Hancock Affiliated Funds oversees each of the fund’s sub-adviser’s to ensure compliance with each of the provisions included in this section.

Subadviser Reporting & Recordkeeping Requirements

Each subadviser completes an annual Code of Ethics questionnaire and certification as to their compliance under Rule 17j-1 and summary of any violation to the relevant John Hancock Adviser, whom present summaries to the Board of Trustees during their June meeting.

10) Reporting to the Board

No less frequently than annually, the Office of the CCO will furnish to the Board of Trustees a written report that:

• describes issues that arose during the previous year under the code of ethics or the related procedures, including, but not limited to, information about material code or procedure violations, as well as any sanctions imposed in response to the material violations, and

• certifies that each entity, including the subadvisers have adopted procedures reasonably necessary to prevent its Access Persons from violating its code of ethics.

• Any material changes to the Code are presented to the Trustees within six month for their approval.

11) Reporting Violations

If you know of any violation of the Code, you have a responsibility to promptly report it to the Chief Compliance Officer of your company. You should also report any deviations from the controls and procedures that safeguard John Hancock and the assets of our clients.

Since we cannot anticipate every situation that will arise, it is important that we have a way to approach questions and concerns. Always ask first, act later. If you are unsure of what to do in any situation, seek guidance before you act.

Speak to your manager, a member of the Human Resources Department or Law Department or your divisional compliance officer if you have:

- a doubt about a particular situation;

- a question or concern about a business practice; or

- a question about potential conflicts of interest

You may report suspected or potential illegal or unethical behavior without fear of retaliation. John Hancock does not permit retaliation of any kind for good faith reports of illegal or unethical behavior.

Concerns about potential or suspected illegal or unethical behavior should be referred to a member of the Human Resources or Law Department.

Unethical, unprofessional, illegal, fraudulent or other questionable behavior may also be reported by calling a confidential toll free Ethics Hotline or at www.ManulifeEthics.com.

Ethics Hotline can be reached at 1-866-294-9534.

12) Interpretation and Enforcement

The Code cannot anticipate every situation in which personal interests may be in conflict with the interests of our clients and fund investors. You should be responsive to the spirit and intent of the Code as well as its specific provisions.

When any doubt exists regarding any Code provision or whether a conflict of interest with clients or fund investors might exist, you should discuss the situation in advance with the Chief Compliance Officer of your company. The Code is designed to detect and prevent fraud against clients and fund investors, and to avoid the appearance of impropriety.

The Chief Compliance Officer has general administrative responsibility for the Code as it applies to the covered employees; an appropriate member of Code of Ethics Administration will administer procedures to review personal trading activity. Code of Ethics Administration also regularly reviews the forms and reports it receives. If these reviews uncover information that is incomplete, questionable, or potentially in violation of the rules in this document, Code of Ethics Administration will investigate the matter and may contact you.

The Board of the John Hancock Affiliated Funds approve material amendments to the Code and authorize sanctions imposed on Access Persons of the Funds. Accordingly, Code of Ethics Administration will refer violations to the CCO of the Trust/Adviser for further review and action, including determination if the matter should be presented to the Ethics Oversight Committee and/or the Board of Trustees for recommended action based on the John Hancock Advisers Schedule of Fines and Sanctions. See Appendix F.

The following factors will be considered when determining a fine or other disciplinary action:

• the person's position and function (senior personnel may be held to a higher standard);

• the amount of the trade;

• whether the John Hancock Affiliated Funds hold the security and were trading the same day;

• whether the violation was by a family member;

• whether the person has had a prior violation and which policy was involved; and

• whether the employee self-reported the violation.

John Hancock takes all rule violations seriously and, at least once a year, provides the Board of the John Hancock Affiliated Funds with a summary of all material violations and sanctions, significant conflicts of interest and other related issues for their review. Sanctions for violations could include (but are not limited to) fines, limitations on personal trading activity, suspension or termination of the violator's position with John Hancock and/or a report to the appropriate regulatory authority.

You should be aware that other securities laws and regulations not addressed by the Code may also apply to you, depending on your role at John Hancock.

The CCO of the Adviser/Trust and the Ethics Oversight Committee retain the discretion to interpret the Code’s provisions and to decide how they apply to any given situation.

13) Exemptions & Appeals

Exemptions to the Code may be granted by the Chief Compliance Officer where supported by applicable facts and circumstances. If you believe that you have a situation that warrants an exemption to the any of the rules and restrictions of this Code you need to complete a “Code of Ethics Exemption Request Form” to request approval from the Chief Compliance Officer.

Exemption requests which pose a conflict of interest for the Chief Compliance Officer will be escalated to the Ethics Oversight Committee for review and consideration.

Sole discretion Exemption: A transaction does not need to be pre-cleared if it takes place in an account that the CCO of the Adviser/Trust has approved in writing as exempt from the pre-clearance requirement. In the sole discretion of Code of Ethics Administration and the Chief Compliance Officer, accounts that will be considered for exclusion from the pre-clearance requirement are only those for which an employee’s securities broker, Trustee or investment advisor has complete discretion whereby the access person has no direct or indirect influence or control over the account, including:

1)	Not being able to suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities;
2)	Not being able to direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities; and
3)	You did not consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in your account.

Employees wishing to seek such an exemption must complete a “Pre-Clearance Waiver Form for Sole Discretion Accounts” and satisfy all requirements.

These forms can be obtained by contacting Code of Ethics Administration.

You will be notified of the outcome of your request by the Code of Ethics Administrator and/or the Chief Compliance Officer.

Appeals: If you believe that your request has been incorrectly denied or that an action is not warranted, you may appeal the decision. To make an appeal, you need to give the CCO of the Adviser/Trust a written explanation of your reasons for appeal within 30 days of the date that you were informed of the decision. Be sure to include any extenuating circumstances or other factors not previously considered. During the review process, you may, at your own expense, engage an attorney to represent you. Code of Ethics Administration may arrange for Ethics Oversight Committee or other parties to be part of the review process.

14) Education of Employees

This Code constitutes the code of ethics required by Rule 17j-1 under the Investment Company Act of 1940 and by Rule 204A-1 under the Investment Advisers Act of 1940. Code of Ethics Administration will provide a paper copy or electronic version of the Code (and any amendments) to each person subject to the Code. Code of Ethics Administration will also administer training to employees on the principles and procedures of the Code and other related policies.

15) Recordkeeping

Code of Ethics Administration will maintain:

•	a copy of the current Code for John Hancock and a copy of each code of ethics in effect at any time within the past five years.

•	a record of any violation of the Code, and of any action taken as a result of the violation, for six years.

•	a copy of each report made by an Access Person under the Code, for six years (the first two years in a readily accessible place).

•	a record of all persons, currently or within the past five years, who are or were, required to make reports under the Code. This record will also indicate who was responsible for reviewing these reports.

•	a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Level I Persons of IPOs or private placement securities, for six years.

•	a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of the John Hancock Advisers IPOs or private placement securities, for six years.

Appendix A — Access Person Categories

You have been notified about which of these categories applies to you, based on Code of Ethics Administration’s understanding of your current role. If you have a level of investment access beyond that category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to immediately notify the Chief Compliance Officer of your company.

1)	Access Level I - Investment Access Person: An associate, officer or non-independent board member of a John Hancock Adviser who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the John Hancock Affiliated Funds. (Examples: Portfolio managers; analysts; and traders)

2)	Access Level II - Regular Access Person: An associate, senior officer (vice president and higher) or non- independent board member of John Hancock Funds; a John Hancock Adviser; John Hancock Funds, LLC; John Hancock Distributors, LLC; each open-end and closed-end fund advised by a John Hancock Adviser or other John Hancock entity who, in connection with his/her regular functions or duties, has regular access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund; or who is involved in making securities recommendations to clients, or who has regular access to such recommendations that are nonpublic.

(Examples: Office of the Chief Compliance Officer, Fund Administration, Investment Management Services, Administrative Personnel supporting Access Level I Persons, Technology Resources Personnel with access to investment systems, Private Client Group Personnel, and anyone else that Code of Ethics Administration deems to have regular access.)

3)	Access Level III – Periodic Access Person: An associate, officer (assistant vice president and higher) or non-independent board member of John Hancock Funds; a John Hancock Adviser; John Hancock Funds, LLC; John Hancock Distributors, LLC; each open-end and closed-end fund advised by a John Hancock Adviser or other John Hancock entity who, in connection with his/her regular functions or duties, has periodic access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund.

Examples: (Legal staff, Marketing, Product Development, E-Commerce, Corporate Publishing, Administrative Personnel supporting Access Level II Persons, and anyone else that Code of Ethics Administration deems to have periodic access.)

Appendix B — Preferred Brokers List While employed by John Hancock, you must maintain your accounts at one of the preferred brokers approved by John Hancock. The following are the preferred brokers for you to maintain your covered accounts:

Ameriprise

Bank of Oklahoma

Bank of Texas

Barclays Wealth Management

Brave Warrior Advisors

Charles Schwab

Chase Investment Services

Citigroup

Constellation Wealth Management

Credit Suisse

DB Alex Brown

Edward Jones

E*Trade

Fidelity

First Republic

Goldman Sachs Wealth Management

HSBC Private Bank

Interactive Brokers

JB Were

JP Morgan Private Bank

JP Morgan Securities

Lincoln Financial

Merrill Lynch & Bank of America

Morgan Stanley Private Wealth

Morgan Stanley Smith Barney

Northern Trust

Northern Trust Institutional

Oppenheimer & Co.

OptionsXpress

Pershing Advisor Solutions

Piper Jaffray

Raymond James

Revolution Capital

Robert W. Baird & Co.

Sanders Morris Harris

Scottrade

Stifel

TD Ameritrade

T. Rowe Price

Thompson Davis & Co.

UBS

US Trust

Vanguard

Appendix C — Pre-clearance Procedures

Submitting a Standard Trade Preclearance Request:

Click on the blue arrowhead next to Preclearance and click > Trade Request.

You will be directed to the Request Preclearance for a Trade page.

Request Preclearance for a Trade: The fields on this page are as follows (you may or may not see all fields, depending on your firm’s PTCC setup):

Instructions This field contains your firm’s preclearance instructions. Read these instructions carefully before proceeding with your request.

Transaction Type Select “Buy” or “Sell” as appropriate. Depending on your firm’s PTCC setup, “Sell Short” and “Cover Short” transaction types may also be available.

Quantity Type the quantity that you are requesting into the box provided. For options, enter the number of shares, not the number of contracts. For bonds, enter the dollar face value (e.g., 35 bonds for $1000 should be entered as 35,000).

Security You must select the security from the security master by using the lookup function (click > lookup). The lookup function allows you to search by Symbol (ticker), security identifier, company name, description, and or security type. When you locate the correct security in the lookup screen, click on the ticker to populate the Security field on the form.

Special Request Check this box if your request is a “Special Request” as defined by your firm in the Instructions. Otherwise, leave the box unchecked.

Additional Info Enter any additional information required by your firm into the box provided. Please see the Instructions to determine what information (if any) is required.

When you have completed the applicable fields, click > Submit Request at the bottom of the screen.

You will be directed to a confirmation page, where you may proceed with the request by clicking > Confirm Request.

You will be directed to the Trade Preclearance Request Details page.

Trade Preclearance Request Details

This page displays a summary of your request, along with the Request Status. The Request Status gives you the firm’s decision regarding permission to carry out the requested trade; it will be Allowed (highlighted in green), Pending (highlighted in yellow), or Denied (highlighted in pink). If the request status is Pending, then your compliance department will receive a notification that there is a request requiring their review. When they make a decision (Allow or Deny), you will be notified via email that your preclearance request has been updated; you may log on to PTCC to view the details.

Shortcuts to the Trade Preclearance Request Page

A link is available on the Security Details page that will allow you to move directly to a preclearance form where the Security field is pre-populated. You may reach this page by locating a security via the Security Lookup – Advanced Search feature or by clicking on the magnifying glass icon next to a ticker displayed in PTCC.

Security Details Page

On the Security Details page, click > Request Trade preclearance for this Security. You will be directed to the Request Preclearance for a Trade page, where the security will already be populated in the Security field. A similar feature is available on the Transactions page. If you already hold a security, then you can drill down to the Transactions page for that holding to access this feature.

Request Trade Preclearance Link on Transactions Page

Click > Request Trade preclearance for this Security (near the bottom of the page). You will be directed to the Request Preclearance for a Trade page, where the security will already be populated in the Security field.

Submitting IPO / Private Placement Preclearance:

Click on the blue arrowhead next to Preclearance and click > IPO / Private Placement Request.

You will be directed to the Request IPO / Private Placement / Other Preclearance page

Request IPO / Private Placement / Other Preclearance Screen

This page consists of a list of questions required by the firm to determine pre-clearance. First, read the Instructions provided in the box at the top of the screen – these are instructions for how to complete the questions.

After reading the instructions, respond to the questions listed by using the Respond function.

If the following message is displayed below a question, then you must respond to the question before you will be able to submit the request: A response is required for this question.

When you have finished answering all of the relevant questions, click > Submit Request.

You will be directed to a confirmation page, where you may proceed with the request by clicking > Confirm Request.

You will be directed to the IPO / Private Placement / Other Preclearance Request Details page.

IPO / Private Placement / Other Preclearance Request Details

This page displays a summary of your request, along with the Request Status. The Request Status gives you the firm’s decision regarding permission to carry out the requested transaction; it will be Allowed (highlighted in green), Denied (highlighted in pink), or, most likely, Pending (highlighted in yellow).

If the request status is Pending, then your compliance department will receive a notification that there is a request requiring their review. When they make a decision (Allow or Deny), you will be notified via email that your preclearance request has been updated; you may log on to PTCC to view the details.

Appendix D — Other Important Policies outside the Code

1)	Policy Regarding Dissemination of Mutual Fund Portfolio Information

2)	Manulife Financial Corporation Anti-Fraud Policy

3)	John Hancock Anti-Money Laundering (AML) and Anti-Terrorist Financing (ATF) Program

4)	Conflict of Interest Rules for Directors and Officers

5)	John Hancock Non-Cash Compensation Policy

Appendix E — Investment Professional Disclosure of Personal Securities Conflicts

As an investment professional, Access Level I Persons, you must promptly disclose your direct or indirect beneficial interest in a security that is under consideration for purchase or sale in a John Hancock Affiliated Fund or account. You are required to follow the following guidelines.

If you or a member of your family own:

a 5% or greater interest in a company, John Hancock Affiliated Funds and its affiliates may not make any investment in that company;

a 1% or greater interest in a company, you cannot participate in any decision by John Hancock Funds and its affiliates to buy or sell that company’s securities;

ANY other interest in a company, you cannot recommend or participate in a decision by John Hancock Affiliated Funds, and its affiliates to buy or sell that company’s securities unless your personal interest is fully disclosed at all stages of the investment decision.

In such instances, you must initially disclose that beneficial interest orally to the primary portfolio manager (or other appropriate analyst) of the Affiliated Fund or account or the appropriate Chief Investment Officer. Following the oral disclosure, you must send a written acknowledgement to the primary portfolio manager with a copy to the Code of Ethics Administration Department.

For the purposes of this requirement investment professionals are defined as analysts and portfolio managers.

Appendix F — John Hancock Advisers Schedule of Fines and Sanctions

Code Violation	Policy Memo	Violation Notice	Fine	Liquidate Position	Profit Surrender [4]	Restrict Trading	Termination	Comments
1st Procedural Pre-clearance Violation [1]	X							Subsequent violations may result in fines**
1st Failure to Pre-clear (would have been approved)	X					**		Subsequent violations may result in fines**
1st Failure to Pre-clear (would have been denied)	X			X	X	**		Subsequent violations may result in fines**
Trading after Pre-clearance Denial		X	X	X	X	**		[2] First Violation = $250/$1000 - Subsequent Violations set by Ethics Oversight Committee at least = $500/$2000
2nd Procedural Pre-clearance Violation [1]		X						[2] First Violation = $250/$1000 - Subsequent Violations set by Ethics Oversight Committee at least = $500/$2000
2nd Failure to Pre-clear (would have been approved)		X				**		Subsequent violations may result in fines**
2nd Failure to Pre-clear (would have been denied)		X		X	X	**		Subsequent violations may result in fines**
3rd Failure to Preclear or Procedural Violation		X	X	X	X	**		[2] First Violation = $250/$1000 - Subsequent Violations set by Ethics Oversight Committee at least = $500/$2000
Special Consideration Security w/out approval (would have been approved)[3]		X						Subsequent violations may result in fines**
Special Consideration Security w/out approval (would have been denied)[3]		X	X	X	X			[2] First Violation = $250/$1000 - Subsequent Violations set by Ethics Oversight Committee at least = $500/$2000
1st Ban on Short Term Profits Rule Violation	X				X			Subsequent violations may result in fines**
2nd Ban on Short Term Profits Rule Violation		X	X		X	**		[2] First Violation = $250/$1000 - Subsequent Violations set by Ethics Oversight Committee at least = $500/$2000
Violation of Blackout Period		X	X	X	X	**		[2] First Violation = $250/$1000 - Subsequent Violations set by Ethics Oversight Committee at least = $500/$2000
Required Reporting Violation[5]	X							Subsequent violations may result in fines**
Certifying to incorrect data (i.e. holdings discrepancies)	X							Subsequent violations may result in fines**
Refusal to Acknowledge Code							X	Habitual violations of the requirements of the Code of Ethics

**At the discretion of the Ethics Oversight Committee

Please note: Any of the above violations may result in a meeting with Code of Ethics Administration at the discretion of the Chief Compliance Officer

[1] Procedural Pre-clearance = incorrect amount of shares, incorrect trading symbol or cusip, incorrect trade direction or incorrect brokerage account

[2] Tiered Fines: lesser amount is for Regular Access persons with a job grade below AVP and higher amount is for Investment Access Persons and anyone with a job grade of AVP or higher.

[3] Special Consideration Securities are Initial Public Offerings, Private Placements, or Limited Offerings.

[4] Disgorgement only if profit is greater than $100

[5] Reporting Violations - Related to Initial, Quarterly and Annual Certifications and violations of timely disclosure of new accounts and acquisitions and dispositions of covered securities; i.e. gifts/donations and inheritances.

Appendix G — Chief Compliance Officers and Code of Ethics Contacts

Entity	Chief Compliance Officer
John Hancock Advisers, LLC	Frank Knox – 617-663-2430
John Hancock Investment Management Services, LLC	Frank Knox
Each open-end and closed-end fund advised by a John Hancock Adviser	Frank Knox
John Hancock Funds, LLC	Michael Mahoney - 617-663-3021
John Hancock Distributors, LLC	Michael Mahoney

Code of Ethics Contact	Phone number
Code of Ethics Hotline	617-572-9100 ext. 729100
Code of Ethics Administration	617-572-9100 ext. 729100